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                     TAX ALLOCATION AND INDEMNITY AGREEMENT


     Agreement dated as of June 11, 1997 and retroactively applied to the calendar year ended December 31, 1996 by and among, Sunderland Industrial Holding Corporation, a Delaware corporation ("Parent"), Precise Holding Corp. ("Precise Holding") and Precise Technology, Inc. and its direct and indirect subsidiaries ("Precise Group").

                                   WITNESSETH

     WHEREAS, the parties hereto are members of an affiliated group (the "Affiliated Group") as defined in section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, an affiliated group as defined in Code section 1504(a) of which Parent is the common parent has filed consolidated Federal income tax returns for prior taxable years, and the Affiliated Group will be required to file a consolidated Federal income tax return for its taxable year ending December 31, 1996 and for subsequent taxable years; and

     WHEREAS, it is the intent of the parties hereto that an agreement be entered into (i) to allocate the consolidated Federal income tax liability of the Affiliated Group between the Parent, Precise Holding and the Precise Group pursuant to a method specified in regulations of the Treasury Department that would impose on Parent, Precise Holding and Precise Group, for the period beginning January 1, 1996 through December 31, 1996 and for subsequent periods, liability for an amount that approximates the liability that Parent, Precise Holding and Precise Group each would incur if they filed Federal income tax returns as separate affiliated groups; and (ii) to provide that Parent, Precise Holding and Precise Group each shall bear its appropriate portion of the liability of the Affiliated Group for consolidated Federal income tax in respect of prior periods.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:


     1. Filing of Consolidated Returns. A consolidated Federal income tax return shall be filed by Parent for the taxable year ending December 31, 1996, and for each subsequent taxable period in respect of which this Agreement is in effect and for which the Affiliated Group is required or permitted to file a consolidated Federal income tax return.

     2. Historical and Future Taxable Periods. For the taxable year of the Affiliated Group ending December 31, 1996 and for each taxable period thereafter, the Affiliated Group shall be divided into three separate groups, one consisting of Parent, one consisting of Precise Holding, and the third and final group consisting of Precise Group. The consolidated Federal income tax liability of the Affiliated Group shall be allocated among the three groups in accordance with the method set forth in Treasury regulation




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sections 1.1552-1(a)(2) and 1.1502-33(d)(3) (using a fixed percentage of 100%)
by considering each group as a separate affiliated group except that (i) modifications to the separate taxable income will be made in accordance with Treasury regulation section 1.1552- l(a)(2)(ii)(a) through (i) in the same manner as if all corporations were members of a single affiliated group, and
(ii) carryforwards and carrybacks of losses and credits shall be taken into account, and to the extent of any reduction of tax liability of any separate group member to which the losses or credits did not arise, the amount of tax credit utilized will be remitted to the separate group member to which the losses or credits were generated. The corporate surtax exemption shall be allocated to Parent. Any liability of the Affiliated Group for alternative minimum tax, environmental tax or any other Federal income tax imposed on the Affiliated Group on a consolidated basis by any section of the Code other than Code section 11 shall be allocated in accordance with any reasonable method that is consistent with the principles of this Agreement and the provisions of any governing Treasury regulations or other administrative pronouncements of the Internal Revenue Service. In any event, no individual party to this tax allocation agreement shall pay more income tax in any period of one or more taxable years than it would have paid for the same period if it had filed a separate Federal income tax return, and any taxes not paid by reason of this limitation shall be paid by Parent.

     3. Payments. Precise Holding and the Precise Group shall pay to Parent installments, of estimated tax, computed pursuant to the principles set forth in section 2 above, no later than ten days after the due dates for payments of estimated tax by the Affiliated Group. Any payments of estimated tax by Precise Holding or Precise Group to Parent shall be taken into account in determining the payment due from Precise Holding or Precise Group pursuant to section 2, and any overpayment of estimated tax shall be refunded to Precise Holding or Precise Group. A refund or payment of tax, calculated on the basis of the amount of tax payable for the taxable year as calculated by Parent as of the due date (without regard to extensions) for the Federal income tax return of the Affiliated Group, shall be paid within ten days of that due date, and any adjustment to the amount of refund or payment of tax, calculated on the basis of the amount of tax payable for that taxable year as shown on the Federal income tax return of the Affiliated Group as of the due date (with regard to extensions), shall be paid within ten days of that due date.

     4. Adjustments to Tax Liability. If the consolidated Federal income tax liability of the Affiliated Group is adjusted for any taxable period, whether by means of an amended return or claim for refund or after an audit by the Internal Revenue Service, the Federal income tax liability of Precise Holding or Precise Group pursuant to section 2 or section 4 of this Agreement shall be recomputed, if necessary, to give effect to those adjustments as if they had been part of the original computation pursuant to section 2 or section 4. The obligation to make any payment of additional Federal income tax or the right to receive any refund of Federal income tax shall be allocated between Parent, Precise Holding and Precise Group accordingly. Any additional tax that Precise Holding or Precise Group is obligated to pay shall be paid to Parent, and any refund of tax to which Precise Holding or Precise Group is entitled to receive shall be paid by Parent,

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within ten days of, respectively, the date Precise Holding or Precise Group receives notice from Parent or the date Parent receives the refund from the Treasury Department.

     5. Appointment of Parent as Agent. Parent shall prepare and file the consolidated Federal income tax returns of the Affiliated Group and any other returns, documents or statements required to be filed with the Internal Revenue Service. In its sole discretion, Parent shall have the right in connection with any of those returns, documents or statements to determine (i) the manner in which the return, document or statement shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction, credit or any other item shall be reported, (ii) whether any extension shall be requested and (iii) the elections that will be made by the Affiliated Group or any members thereof. Each member of the Affiliated Group shall execute and file those consents, elections, appointments, powers of attorney and other documents that Parent determines may be necessary or appropriate for the proper filing of those returns, documents or statements. Each member of the Affiliated Group shall provide Parent or any other member of the Affiliated Group any data necessary for the proper and timely filing of returns, documents or statements and otherwise shall cooperate as necessary to carry out the purposes of this Agreement.

     6. New Members. If during any taxable period Parent or any other members of the Affiliated Group acquires or organizes another corporation that is required to be included in the consolidated Federal income tax return of the Affiliated Group, that corporation shall join in and be bound by this Agreement.

     7. Indemnification.

     a. General Principles. It is the intent of this Agreement that Parent, Precise Holding and Precise Group each be liable for an amount in respect of Federal income tax of the Affiliated Group as that amount is determined pursuant to this Agreement and that Parent, Precise Holding and Precise Group each receive its respective share, as so allocated, of any reduction in Federal income tax liability of the Affiliated Group.

     b. Indemnification. The Parent shall be responsible for, and shall protect, defend, indemnify and hold harmless Precise Holding and Precise Group from, any amount in respect of Federal income tax allocable to Parent pursuant to this Agreement. Precise Holding and Precise Group, jointly and severally, shall be responsible for, and shall protect, defend, indemnify and hold harmless the Parent from, any amount in respect of Federal income tax allocable to Precise Holding or Precise Group pursuant to this Agreement.


     8. Retention of Books and Records. No member of the Affiliated Group shall destroy or permit the destruction of any books, records or files pertaining to any other member of the Affiliated Group without first having offered in writing to deliver those books, records and files to the other member, and the other member shall have the


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right upon prior notice to inspect and to copy the same at any time during business hours for any proper purpose

     9. Other Income and Franchise Taxes. The liability of Parent, Precise Holding and Precise Group in respect of state, local and foreign income and franchise taxes that are computed pursuant to provisions applicable to affiliated, combined, unitary or other groups shall be determined and paid in a manner consistent with the provisions of this Agreement used to determine the liability of Parent, Precise Holding, and Precise Group in respect of Federal income tax. Calculation of the separate liability of Parent, Precise Holding, and Precise Group for these other taxes shall conform to the appropriate state, local and foreign income and franchise tax provisions governing affiliated, combined, unitary or other groups. Notwithstanding the foregoing, the credit against Florida corporate income tax for Florida intangible tax shall not be computed on a separate company basis to the extent a computation on that basis would disentitle any member of the Affiliated Group to a credit that is available to that member by reason of joining in the filing of a consolidated return of Florida corporate income tax with any member of the Affiliated Group.

     10. Entire Understanding. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and, effective as of the date hereof and for the taxable periods to which this Agreement applies, supersedes all other agreements. This Agreement shall allocate the tax liabilities of the Affiliated Group for the period January 1, 1996 through December 31, 1996, and all subsequent taxable years unless Parent, Precise Holding and Precise Group mutually agree to terminate this Agreement. Notwithstanding its termination, this Agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.

     11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original party to the Agreement.

     12. Expenses. Parent, Precise Holding and Precise Group each shall bear any and all expenses that arise from its obligations under this Agreement.

     13. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail

(return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which the notice is received.


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                        If to Parent:

                        1430 Broadway, 13th Floor
                        New York, New York  10018

                        If to Precise Holding:

                        1430 Broadway, 13th Floor
                        New York, New York  10018


                        If to Precise Group:

                        501 Mosside Boulevard
                        North Versailles, Pennsylvania  15137-2553

     14. Resolution of Dispute. Any dispute between the parties with respect to this Agreement shall be resolved by a public accounting firm or a law firm reasonably satisfactory to Parent, Precise Holding and Precise Group or pursuant to an alternative dispute arrangement agreed to by the parties.

     15. Legal Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective as to that jurisdiction to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     16. Controlling Law. This Agreement shall be governed by the laws of the State of New York.



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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                     Sunderland Industrial Holding Corporation


                                     by /s/ William L. Remley
                                     -------------------------------------------
                                     its President


                                     Precise Holding Corporation


                                     by /s/ William L. Remley
                                     -------------------------------------------
                                     its President


                                     Precise Technology, Inc.


                                     by /s/ John R. Weeks
                                     -------------------------------------------
                                     its President


                                     Precise Technology of Illinois, Inc.


                                     by /s/ John R. Weeks
                                     -------------------------------------------
                                     its President


                                     Precise Technology of Delaware, Inc.


                                     by /s/ John R. Weeks
                                     -------------------------------------------
                                     its President


                                     Precise TMP, Inc.


                                     by /s/ John R. Weeks
                                     -------------------------------------------
                                     its President


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                                     Precise Polestar, Inc.


                                     by /s/ John R. Weeks
                                     -------------------------------------------
                                     its President


                                     Massie Tool, Mold & Die, Inc.


                                     by /s/ John R. Weeks
                                     -------------------------------------------
                                     its President


        Darlene B. Deffenbaugh                  9/12/97
--------------------------------------------
            [Notarial Seal]
Darlene B. Deffenbaugh, Notary Public
North Versailles Twp., Allegheny County
My Commission Expires Sept. 25, 2000
Member, Pennsylvania Association of Notaries
--------------------------------------------



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